Exhibit 10.13.3

SECOND AMENDMENT TO THE NCR MID-CAREER HIRE SUPPLEMENTAL PENSION PLAN

AMENDMENT TO THE NCR MID-CAREER HIRE SUPPLEMENTAL PENSION PLAN (the “Plan”) as restated and in effect January 1, 1997 by NCR Corporation (“NCR”).

WHEREAS, the Plan was amended and restated effective January 1, 1997, and amended by a First Amendment (incorrectly identified in its heading as the “Third Amendment”) that closed the Plan to new participants as of June 1, 2002; and

WHEREAS, NCR desires to amend the Plan to conform the eligibility requirements for the frozen group of participants to the Company’s new job evaluation system that designates positions grades instead of bands effective January 1, 2006;

NOW, THEREFORE, NCR does hereby amend the Plan, effective January 1, 2006, as follows:

1. Section 2.2 Participation of ARTICLE II is hereby amended by the addition of the following new sentence at the end thereof:

Notwithstanding the above, effective January 1, 2006, individuals who are eligible to participate in the Plan on December 31, 2005, shall continue to be eligible to participate in the Plan, regardless of any subsequent changes in their band or grade level, and shall be entitled to a benefit from this Plan if they terminate from the Company at or after age 55, with five or more years of service, regardless of band or grade level.

IN WITNESS WHEREOF, NCR has caused this amendment to the Plan to be executed this 27th day of February, 2006.

FOR NCR CORPORATION

By:	/s/ Christine Wallace
Christine Wallace
Senior Vice President, Human Resources